Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

September 11, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Stakool, Inc.
Jacksonville, Florida

To Whom It May Concern:

Silberstein Ungar, PLLC, hereby consents to the incorporation by reference in the Form S-8, Registration Statement under the Securities Act of 1933, filed by Stakool, Inc. of our report dated April 17, 2012, relating to the financial statements of Stakool, Inc. as of and for the years ending December 31, 2011 and 2010.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC